1

COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED 31 DECEMBER. 2014 AND 2013

2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Compañía Minera Cerros del Sur, S.A. De C.V

and Affiliates.

We have audited the accompanying combined statement of financial position of Compañía Minera Cerros del Sur, S.A. de C.V. and Affiliates as of December 31, 2014 and 2013, and the related combined statement of comprehensive income, and combined cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management Our responsibility is to express an opinion on these financial statements based on our audit.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

PBX (504) 2270 - 7364 al 7368

E-mail tovarlopez@pkfhonduras.com | pkfhonduras@yahoo.com |

www.pkfhonduras.com. P.O. Box 302091 Edificio Metropolis, Torre II, Nivel 24

Con oficinas en: Tegucigalpa, San Pedro Sula, La Ceiba | Honduras, C.A.

PKF-Tovar López is a member firm of PKF International Limited. PKF International Limited is a network of legally independent member firms with representation in 125 countries.

3

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, except for the effects of such adjustments, the combined financial statements referred to above, present fairly, in all material respects, the combined financial position of Compañía Minera Cerros del Sur, S.A. de C.V. and Affiliates as of December 31, 2014 and 2013, and the combined results of its operations and its combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We draw attention to Note 13 d) to the combined financial statements which describes the uncertainty related to the outcome of the lawsuit filed against the company. Our opinion is not qualified in respect of this matter.

Without qualifying our opinion, we draw attention to Note 13 e) in the combined financial statements which indicates that the Company incurred a net loss obtained during the current and prior years, as of that date, the Company’s working capital is insufficient. These conditions requires additional capital contribution; the management of the company plans to obtain these contributions from its headquarter Clavo Rico, Ltd. until its operations reach its break-even point and keep stable. These contributions were made by capitalizing supplement contributions made by stockholders in previous years.

Without qualifying our opinion, the company is member of Clavo Rico, Ltd located in Turks and Caicos Island. As expressed in the explanatory Note 2 to the financial statements, the company has important transactions with Clavo Rico, Ltd. Due to this relationship, it is possible that the terms of these transactions are not the same that would result from relationships with non-related companies.

Tegucigalpa, Honduras

April 30, 2015

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENT OF FINANCIAL POSITION

For the Years Ended December 31, 2014 and 2013

(All amounts in US$ unless otherwise stated)

	Note	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	3	157,718	39,833
Inventories	4	1,703,883	1,726,117
Accounts receivable		22,284	12,612
Accounts receivable- related companies		18,983	18,409

Total current assets		1,902,868	1,796,971

Non-current assets:
Property, plant and equipment-net	5	2,719,650	2,491,383
Intangible assets-mining rights an concession	6	112,455	157,319
Others assets		95,591	140,686

Total non-current assets		2,927,696	2,789,388

Total assets		4,830,564	4,586,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Account payables		367,321	292,084
Employee withholdings and payroll taxes		98,115	146,011
Employee benefit obligations	8	28,180	28,180
Mine reclamation		33,508	33,508
Taxes other than income taxes		16,366	17,791

Total current liabilities		543,490	517,574
Non current liabilities:
Related companies-Loan	7	5,850,644	5,472,350

Total non-current liabilities		5,850,644	5,472,350

Total Liabilities		6,394,134	5,989,924

Shareholders’ equity:
Share capital	1	1,051,116	1,051,116
Supplementary equity contributions	9	582,639	582,639
Retained earnings (loss)		(3,197,325)	(3,037,320)
Total shareholders’ equity		(1,563,570)	(1,403,565)
Total liabilities and shareholders’ equity		4,830,564	4,586,359

The accompanying notes are an integral part of these financial statements.

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COMPAÑÍA MINERA CERROS DEL SUR. S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2014 and 2013

(All amounts in US$ unless otherwise stated)

	Note	2014	2013

REVENUE:
Sales of precious metal	10	3,120,825	2,502,945
Other income		27,965	3,628
		3,148,790	2,506,574

Cost of sales	11	1,984,684	1,179,567

Gross profit		1,164,106	1,327,007

OPERATING EXPENSES:

General and administrative expenses	12	(845,267)	(835,428)
Depreciation and amortisation expense		(405,287)	(425,260)
Interest expenses		(58,118)	(5,151)

Total expense		(1,308,672)	(1,265,839)

Profit before tax		(144,566)	61,168

Income tax expense		(15,439)	(17,791)

PROFIT (LOSS) FOR THE YEAR		(160,005)	43,377

The accompanying notes are an integral part of these financial statements.

6

COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENT OF CHANGES IN EQUITY

For the Years Ended December 31, 2014 and 2013

(All amounts in US$ unless otherwise stated)

	Note	Share capital	Supplementary equity contributions	Retained earnings (loss)	Total

Year 2013:
Balance at 31, December 2012		1,051,116	582,639	(3,080,697)	(1,446,942)
Net income for the year				43,377	43,377

Balance at 31, December 2013		1,051,116	582,639	(3,037,320)	(1,403,565)

Year 2014:
Balance at 31, December 2013		1,051,116	582,639	(3,037,320)	(1,403,565)

Net income for the year				(160,005)	(160,005)

Balance at 31, December 2014		1,051,116	582,639	(3,197,325)	(1,563,570)

The accompanying notes are an integral part of these financial statements.

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 COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2014 and 2013

(All amounts in US$ unless otherwise stated)

	2014	2013

OPERATING ACTIVITIES:

Profit of the year	(160,005)	43,377

Adjustments for non-cash expenses:
Depreciation and amortisation	405,288	425,260

Changes in operating assets and liabilities:
(Increase) on assets:
Inventories	22,234	(544,980)
decrease Accounts receivable	(9,672)	(12,612)
decrease Accounts receivable- related companies	(574)	(18,409)

Increase (decrease) on liabilities:
Account payables	75,237	165,743
Increase Employee withholdings and payroll taxes	(47,896)	146,011
Increase Taxes other than income taxes	(1,425)	17,791
Current (decrease) portion of employee benefit obligations	-	(32,717)

Cash flows (used in) operating activities	283,187	189,464

INVESTING ACTIVITIES:
Purchases of equipment	(582,802)	(430,133)
Purchases of Intangible	(5,889)	-
Increase in other assets	45,095	(117,637)

Cash flows from investing activities	(543,596)	(547,770)

FINANCING ACTIVITIES:
Employee benefit obligations paid	-	(104,485)
Increase related companies-Loan	378,294	470,391

Cash flows from financing activities	378,294	365,906

Net increase (decrease) in cash and cash equivalents	117,885	7,600
Cash and cash equivalents at beginning of year	39,833	32,233

CASH AND CASH EQUIVALENTS AT END OF YEAR	157,718	39,833

The accompanying notes are an integral part of these financial statements.

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2014 AND 2013

(All amounts in US$ unless otherwise stated)

1.	HISTORY OF THE ENTITY

History - Compañía Minera Cerros del Sur, S.A. de C.V. is a company incorporated in Honduras, Central America The address of its registered office and principal place of business is El Corpus, Choluteca. Compañía Minera Cerros del Sur, S.A. de C.V. Group consists of the Company and its parent Clavo Rico Ltd. (Turks and Caicos Island), Compañía Minera Clavo Rico, S.A.; and Cerros del Rio, S.A.. Their principal activities are the exploration and extraction of precious metal gold.

The company was organized on October 2, 1975 and recorded in the Honduran commerce register under number 1091-275, as a variable equity - Limited Liability company for an undefined period of time, in accordance with Honduran law.

On August 12, 2004, the company became into a variable equity- Joint-Stock company and registered in the Honduran commerce register under number 98-566. The company is based in Tegucigalpa and its major activity is the mining prospecting, exploiting, exploding and commercialization and other related commercial activities. The maximum legal equity as of December 31, 2014 and 2013 is US$1,051,116, which is totally subscribed and paid and divided in common shares of L100.

In April 2009, the board of directors approved a capital increase up to a maximum of US$1,500,000. This increase had already been contributed as supplement capital by Mayan Gold Inc. As of December 31, 2014, this supplement capital contribution has not yet been legally formalized.

2.	SUMMARY OF PREPARATION AND ACCOUNTING POLICIES

The main accounting policies adopted by the entity regarding the preparation of the financial statements are described below:

Basis for the preparation of financial statements – The accompanying combined financial statements have been prepared in accordance with the generally accepted accounting principles (U.S. GAAP). The accounting principles comprising the framework are appropriate for the preparation and presentation of entity financial statements, based on the needs of the financial statement users and cost and benefit considerations.

a)	Revenue and cost recognition. Incomes from sales of mineral products are recognized when they are billed and delivered to clients. Sales are presented at their net value from discounts and returned sales. Costs and expenses are recognized when they are incurred.

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2014 AND 2013

(All amounts in US$ unless otherwise stated)

b)	Inventories. The inventories of supplies are valued to the average price less than from the average market value. Inventory in-progress and completed products are valued based on the average production cost plus indirect expenses.

c)	Property, Plant, and Equipment. These assets are valued at their acquisition or construction cost less accumulated depreciation and amortisation. Depreciation and amortisation is charged so as to allocate the cost of assets less their residual values over their estimated useful lives as follow:

Years
Mining machinery and equipment	10
Vehicles	5
Office equipment and furniture	10
Buildings	20

If there is an indication that there has been a significant change in depreciation rate, useful life or residual value of an asset, the depreciation of that asset is revised prospectively to reflect the new expectations. Gains and losses arising from the retirement or sale of assets are recognized in profit or loss, as well as repair and maintenance costs when they do not exceed the useful life of the assets.

d)	Intangible assets. Intangible assets-Mining rights and concession that is stated at cost less accumulated amortisation and any accumulated impairment losses. It is amortised over its estimated life of five years using the straight-line method. If there is an indication that there has been a significant change in amortization rate, useful life or residual value of an intangible asset, the amortization is revised prospectively to reflect the new expectations.

e)	Impairment of assets. At each reporting date, property, plant and equipment and intangible assets, are reviewed to determine whether there is any indication that those assets have suffered an impairment loss. If there is an indication of possible impairment, the recoverable amount of any affected asset (or group of related assets) is estimated and compared with its carrying amount. If estimated recoverable amount is lower, the carrying amount is reduced to its estimated recoverable amount, and an impairment loss is recognized immediately in profit or loss. Similarly, at each reporting date, inventories are assessed for impairment by comparing the carrying amount of each item of inventory (or group of similar items) with its selling price less costs to complete and sell. If an item of inventory (or group of similar items) is impaired, its carrying amount is reduced to selling price less costs to complete and sell, and an impairment loss is recognized immediately in profit or loss. If an impairment loss subsequently reverses, the carrying amount of the asset (or group of related assets) is increased to the revised estimate of its recoverable amount (selling price less costs to complete and sell, in the case of inventories), but not in excess of the amount that would have been determined had no impairment loss been recognized for the asset (group of related assets) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2014 AND 2013

(All amounts in US$ unless otherwise stated)

e)	Leases. Rentals payable under operating leases are charged to profit or loss on a straight-line basis over the term of the relevant lease.

f)	Use of Estimates. The preparation of financial statements in conformity with U.S GAAP requires the company management to make some estimates and assumptions that affect the balance of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the income and expenses for the reported years as well. Assets and liabilities are recognized in the financial statements when financial benefits are likely to flow to or from the company and that the different entries have cost or value, which can be fairly measured. If in the future these estimates and assumptions, which are based on the best knowledge of the management at the date of the financial statements, were modified with respect to the current circumstances, the original estimates and assumptions will be adequately adjusted in the period that such changes happen.

g)	Legal Reserve. Represents 5% of the net income of each year up to a minimum of 20% of the paid equity.

h)	Registration of foreign currency transactions – Foreign currency transactions are recorded at the exchange rate prevailing at the transaction date, with related balances adjusted to the prevailing exchange rate at the closing date. Gains or losses arising from these adjustments are recognized in profit or loss of the current year.

i)	Employee benefits – According to the Honduran Labor Code, Compañía Minera Cerros del Sur, S.A. de C.V. is obliged to pay compensation to employees dismissed under certain circumstances. As of December 31, 2014 and 2013, the employee benefit obligations is about US$ 28,180 in 2014 (US$ 28,180 in 2013); disbursements in excess to this amount are considered by the company as expenses of the year they are incurred.

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2014 AND 2013

(All amounts in US$ unless otherwise stated)

The Honduran Labor Code was amended by Decree 150-2008, issued by Congress and published in the Official Gazette on November 5, 2008. Such decree establishes an employee’s right to receive a severance payment when, after 15 years or more of continuous work, he or she decides to voluntarily terminate the employment contract and is entitled to receive 35% of the amount that would correspond to the years of service. The entity does not maintain specific reserves to cope with this type of any work obligations.

j)	Exchange Rate. The accounting records of the company are maintained in Lempiras, official currency of Honduras. In June 1994, the Central Bank board liberalized the US$ exchange rate and it is ruled by the offer and demand through the Public Currency Bids (PCB) mechanism. As of December 31, 2014 and 2013, the exchange rate US$/Lempiras in the Honduran banking system was L 21.6630: US$1 and L20.7417: US$1 in 2013

k)	Related party transaction - Shareholders, directors and other entities with whom the entity has shareholders in common are considered as related parties.

I)	Financial instruments - Financial instruments recognized in the financial statements include cash, accounts receivable and accounts payable.

Credit risk. Financial assets that expose the entity to credit risk consist primarily of cash and bank deposits. All cash and bank deposits are held by banks with high credit quality.

Fluctuation risk. Bank deposits are subject to foreign currency exchange risks since a portion of such bank deposits are maintained in US dollars. The Lempira (official currency of Honduras) has experienced steady devaluations against the US dollar since 1990 and cash flows have been affected by fluctuations in the exchange rate.

Fair value. The fair value of bank deposits, temporary investments and accounts receivable approximate their fair values due to their short term nature.

m)	Reclassifications - At the end of the period, some reclassifications of balances were made, which were considered necessary for a more reasonable presentation of the financial statements.

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2014 AND 2013

(All amounts in US$ unless otherwise stated)

3.	CASH AND CASH EQUIVALENTS

Cash at December 31, was as follows:

	2014	2013

Petty cash	462	485
Cash in Banks	129,462	10,153
Other Deposits	27,794	29,195

Total	157,718	39,833

4.	INVENTORIES

Inventories at December 31, were as follows:

	2014	2013

Metals in progress	1,518,496	1,683,148
Mining supplies	185,387	42,969

Total	1,703,883	1,726,117

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V. AND AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2014 AND 2013

(All amounts in US$ unless otherwise stated)

5.	PROPERTY, PLANT AND EQUIPMENT.

Fixed assets, changes to, and their depreciation at December 31, are as follows:

	Land	Construction in progress	Mining - machinery and equipment	Vehicles	Office equipment and furniture	Buildings	Total
Cost
31 December 2012	13,687	2,001,335	504,379	55,615	280	387,522	2,962,818
Additions	-	253,485	18,063	7,600	10,818	140,167	430,133
Disposals	-	-	-	-	-	-	-
Transfers	-	(2,254,820)	258,138	-	-	1,996,682	-

31 December 2013	13,687	-	780,579	63,215	11,098	2,524,371	3,392,951

31 December 2013	13,687	-	780,579	63,215	11,098	2,524,371	3,392,951
Additions	-	-	53,809	27,872	14,987	487,683	584,350
Disposals	-	-	-	-	(1,548)	-	(1,548)

31 December 2014	13,687	-	834,388	91,087	24,536	3,012,055	3,975,753
Accumulated depreciation
31 December 2012	-	-	375,187	25,880	-	127,582	528,649
Annual depreciation	-	-	120,094	11,425	1,033	240,067	372,919

31 December 2013	-	-	495,281	37,305	1,033	367,649	901,568
31 December 2013	-	-	495,281	37,305	1,033	367,649	901,568
Annual depreciation	-	-	53,476	15,554	4,772	280,732	354,534

31 December 2014	-	-	548,757	52,859	6,106	648,381	1,256,103

Carrying amount
31 December 2014	13,687	-	285,631	38,228	18,431	2,363,674	2,719,650

31 December 2013	13,687	-	285,298	25,909	9,764	2,156,723	2,491,383

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V.

NOTES TO COMBINED THE FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2013 AND 2012

(All amounts in US$ unless otherwise stated)

6.	INTANGIBLE ASSETS.

	Concessions	Leases	Softwares	Total
Cost

31 December 2012	443,686	122,024	-	565,710
Additions	-	-	-	-
Disposals	-	-	-	-

31 December 2013	443,686	122,024	-	565,710

31 December 2013	443,686	122,024	-	565,710
Additions	-	-	5,889	5,889
Disposals	-	-	-	-

31 December 2014	443,686	122,024	5,889	571,599

Accumulated amortisation

31 December 2012	305,940	50,110	-	356,050
Annual amortisation	41,051	11,290	-	52,340

31 December 2013	346,991	61,400	-	408,390

31 December 2013	346,991	61,400	-	408,391
Annual amortisation	39,806	10,948	-	50,753

31 December 2014	386,796	72,347	-	459,144

Carrying amount

31 December 2014	56,890	49,677	5,889	112,455

31 December 2013	96,695	60,624	-	157,319

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V.

NOTES TO COMBINED THE FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2013 AND 2012

(All amounts in US$ unless otherwise stated)

7.	RELATED PARTIES TRANSACTIONS

The transactions and balance for accounts receivable and accounts payable related parties of corresponds to Clavo Rico, Ltd. (Mayan Gold, Inc. in 2012) and others affiliated companies. The most important transactions during the year are detailed below:

	2014	2013
Accounts receivable

Compañía Minera Potosi, S.A.	18,409	18,409
Compañía Minera Clavo Rico, inc	3,960	-

Total accounts receivable	22,369	18,409

Accounts payable

Compañía.Minera Cerros del Rio, S.A	7,431	2,843
Inversiones Mustang Honduras	1,166	32,018
Clavo Rico Inc. (USA)	823,648	516,209

Total accounts payable	832,245	551,070

Loan payable

Clavo Rico, Ltd
Transfers received of supplementary equity contributions	1,500,000	1,500,000
Loan at 0% interest.	3,518,399	3,421,280
Total loan payable	5,018,399	4,921,280

Total accounts and loan payable	5,850,644	5,472,350

Revenues
Clavo Rico, Inc	3,120,825	2,502,945

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V.

NOTES TO COMBINED THE FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2013 AND 2012

(All amounts in US$ unless otherwise stated)

8.	EMPLOYEE BENEFIT OBLIGATIONS

The Company’s employee benefit obligations for long-service payments under a government mandated plan is based on a comprehensive valuation as of December 31, 2014 and 2013 and is as follows:

	2014	2013

January 1	28,180	165,382
Additional accrual during the year	-	-
Payment	-	(137,202)

December 31	28,180	28,180

9.	SUPPLEMENTARY EQUITY CONTRIBUTIONS.

Contributed as supplement capital by Clavo Rico, Ltd. As of December 31, 2014. This supplement capital contribution has not yet been legally formalized.

10.	REVENUES

	2014	2013

Sales of precious metal
Gold	3,054,722	2,472,669
Silver	66,104	30,277

	3,120,825	2,502,945
Other income	27,965	3,628

	3,148,790	2,506,574

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V.

NOTES TO COMBINED THE FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2013 AND 2012

(All amounts in US$ unless otherwise stated)

11.	COST OF SALES

Mining operation and geologists cost during the year ended December 31, are detailed as follows:

	2014	2013

Payroll employees	308,622	368,012
Employees Benefits	121,717	93,985
Lixiviation-Materials	306,123	663,659
Energy	120,295	156,674
Transport	70,828	57,347
Maintenance and y Repairs	112,806	64,693
Rent and service	709,289	257,694
Other Materials	38,658	56,353
Diesel and lubricants	63,696	44,513
Other	37,917	34,421

Total	1,889,950	1,797,352

(Transfer) to inventories in process	94,734	(617,785)

Cost of sales	1,984,684	1,179,567

12.	GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses during the year ended December 31, are detailed as follows:

	2014	2013

Payroll employees	277,367	242,515
Employees benefits	110,498	88,098
Legal Fees	165,435	137,617
Materials	2,288	1,033
Rent and services	34,827	47,406
Office Supplies	4,670	5,857
Energy	3,226	3,902
Transport	47,196	42,480
External Services (exploitation)	103,723	165,634
Internal Tax	23,879	29,118
Other	72,160	71,768

Total	845,267	835,428

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V.

NOTES TO COMBINED THE FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2013 AND 2012

(All amounts in US$ unless otherwise stated)

13.	COMPROMISES. PROVISIONS AND CONTINGENCIES.

Compromises:

a.	The company has signed leasing contracts for Employee housing. These contracts do not have termination date; future payments under them will be of US$25,490 per year.

b.	Income Tax – Article 136 of the Honduran Tax Code establishes the responsibilities of taxpayers and withholding tax agents, as well as Treasury’s powers to conduct reviews and investigations, report adjustments, determine and require the payment of relevant obligations, and to implement the measures provided for in the Code within the following terms:

Two (2) years in the case of taxpayers or responsible agents which have imported, exported or engaged in any other customs transaction; and five (5) years for all other taxpayers.

The income tax and net assets statements, as well as sales tax and withholding income tax statements made by the entity for the years ended December 31, 2005 until December 31, 2010, are pending review by the tax authorities. However, management is certain that in due case the financial statements will remain unaffected.

Provisions:

c.	The costs of dismantling and cleaning-up and restoring of the site obtained in concession are accounted as liabilities in the attached financial statements.

Going Concern Assumption:

d.	The attached financial statements have been prepared taking into consideration that it will be operating as an On-Going concern. The company has a negative working capital due to the loses obtained in the current and prior years; the management’s plan regarding this condition is as follows:

1.	Capitalization of additional contributions of equity in 2014, through its holding company Clavo Rico, Ltd.

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COMPAÑÍA MINERA CERROS DEL SUR, S.A. DE C.V.

NOTES TO COMBINED THE FINANCIAL STATEMENTS

YEAR ENDED AT DECEMBER 2013 AND 2012

(All amounts in US$ unless otherwise stated)

2.	Maximize the production of minerals to be sold through the acquisition of additional equipment to generate positive net incomes.

3.	Mayan Gold Inc. would be willing to keep subsidizing operating expenditures of its subsidiary company in Honduras as along as needed.

4.	Prepare budget to avoid unnecessary expenses in subsequent years.

The management of the company expects cash flows through 2014, which includes positive net income starting in the first quarter of 2015. The financial statements do not include any accounting adjustment, which could result from this uncertainty.

20